Exhibit 99.1

NuZee Promotes Marie Franklin to Senior Vice President of Sales and Marketing

PLANO, TX (December 14, 2022) - NuZee, Inc. (NASDAQ: NUZE), a leading U.S. producer and co-packer of single serve coffee formats, announced today the promotion of integral team member Marie Franklin to Senior Vice President of Sales and Marketing effective December 1, 2022. In her new role, Franklin will be responsible for helping lead sales and marketing strategies within the company, including team management and driving revenue.

Previously serving as the Vice President of Sales, NuZee carved out an expanded role to fully capitalize on Franklin’s expertise in the marketing and sales channels. With a deep background in java, Franklin initially joined NuZee from Umbria Coffee Roasters and has built an impressive career in the coffee industry by empowering her teams to propel company growth through a targeted approach to strategic planning, culture-building, business-to-business business development, and sales processes. In her role as Vice President of Sales, Franklin has helped roasters innovate, achieve their taste goals, and compete in the single serve arena.

“Single serve coffee formats continue to be a popular choice in the coffee category, which we believe opens the door for disruption in the coffee market. Consumers want convenience but are seeking better quality and a more craft experience. I am excited to use my industry expertise to elevate the single serve experience and provide solutions for roasters looking to highlight their coffees in an innovative way,” said Marie Franklin, Senior Vice President of Sales and Marketing for NuZee. “To me, coffee should be an experience. Allowing consumers to craft a cup from their favorite roaster wherever they want to be is a game changer, and it is such an honor to help further consumer accessibility as a part of NuZee.”

Franklin joined NuZee in 2021 and became a vital part of the NuZee team with her deep experience in importing, roasting, retailing, sales, and marketing. Prior to her role at the company, she was played an important role in leading Portland Roaster to Roast Magazine’s Roaster of the Year designation and, a 20-year resident of Portland, she has held marketing and sales positions at some of the most iconic Oregon-based coffee companies, including Sustainable Harvest and Portland Roasting.

Franklin has spent her career in the coffee industry guiding innovation, leading global sales with a heavy emphasis on sustainable consumption, and fueling growth for roasters. Franklin uses her dynamic view of the coffee industry to create disruptive ideas in the space and has a passion for sensory and extraction science.

“Since her first day as part of the NuZee team, Marie has shown so much skill and demonstrated a keen knowledge for driving sales. Her extensive background in the coffee industry coupled with her incredible work ethic have played a large role in the overall growth of our company in the last few years,” said Travis Gorney, Chief Innovation Officer and Vice President, Sales at NuZee. “Our team believes that her unique approach to leadership and marketing endeavors will drive us toward many years of success.”

About NuZee Coffee

NuZee, Inc., (NASDAQ: NUZE), is a leading co-packing company for single serve coffee formats that partners with companies to help them develop within the single serve and private label coffee category.

Forward-looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. NuZee cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect NuZee’s current expectations and NuZee does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other NuZee statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond NuZee’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties, many of which are beyond our control, include: NuZee’s plan to obtain funding for its operations, including funding necessary to develop, manufacture and commercialize its products; the impact to NuZee’s business from COVID-19, including supply chain interruptions; general market acceptance of and demand for NuZee’s products; NuZee’s reliance on third-party roasters to roast and blend coffee beans necessary to produce its products and provide its co-packing services; NuZee’s ability to successfully achieve the anticipated results of strategic transactions; the fact that certain of NuZee’s single serve coffee products are expected to be manufactured, processed and packaged for NuZee by its new partner on a purchase order basis pursuant to the agreement between the parties; the fact that sales are completed on a purchase order basis without any written agreement between NuZee and its customers; and NuZee’s commercialization, marketing and manufacturing capabilities and strategy. For a description of additional factors that may cause NuZee’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the NuZee’s public reports and NuZee’s other filings made with the Securities and Exchange Commission.

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